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                                                                   EXHIBIT 10.53

                              SERVICES AGREEMENT


          THIS AGREEMENT, made and entered into this 2nd day of July, 1998 by and between Crown Castle International Corp., a Delaware corporation, having an address at 510 Bering, Suite 310, Houston, Texas 77057 (the "COMPANY"), and Robert A. Crown, an individual, having an address at 6500 Crown Place, Nevillewood, Pennsylvania 15142 ("CROWN").


                              W I T N E S S E T H


          WHEREAS, Crown currently serves as Chairman of the Board, President and Chief Executive Officer of Crown Communication Inc. ("CCI"), the Company's principal domestic subsidiary;

          WHEREAS, Crown and the Company have agreed that Crown will retain such position for a period of six (6) months after the closing of the Company's expected initial public offering of equity securities (the "OFFERING"), which is anticipated to occur on or before October 31, 1998, and to implement certain transitional changes affecting management of the Company and CCI during such six-month period, which would result in the selection of a successor to Crown as President and Chief Executive Officer of CCI, with Crown continuing to serve as a Director and Chairman of the Board of Directors of CCI;

          WHEREAS, the Company desires to retain Crown as a general adviser on such executive, managerial, operational, technical or other matters as the Company's Board of Directors ("BOARD") may reasonably request ("SERVICES"), effective as of the completion of such six-month transition period; and

          WHEREAS, Crown is willing to provide such Services based on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual premises herein contained, and intending to be legally bound hereby, the parties covenant and agree as follows:


     SECTION 1.  Engagement.  Crown's engagement hereunder shall commence six
                 -----------
months after the closing by the Company of the Offering or on such date prior to the closing of the Offering as Crown and the Board of Directors of CCI may agree (the "EFFECTIVE DATE"), the Company shall engage
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Crown, and Crown shall accept such engagement, to perform such Services as the
Board may from time to time reasonably request after giving due consideration to Crown's schedule and other responsibilities. Crown hereby accepts such appointment and engagement for the Term (hereinafter defined), upon the terms, and with respect to the matters herein specified and for the compensation and other benefits hereinafter set forth. Crown shall report directly to the Board. Crown represents and warrants to the Company that he has all requisite authority to provide Services to the Company as herein provided.

     SECTION 2.  Term and Termination.
                 ---------------------

     (a) Term.  Subject to an earlier termination of this Agreement pursuant to
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subsection (b) below, the term of this Agreement shall be for a period of two
(2) year(s) from the Effective Date hereof (the "TERM").

     (b) Termination For Cause.  The Board may terminate this Agreement for
         ---------------------
"CAUSE" at any time after the Effective Date. Any such termination for cause, and the reasons for and effective date thereof, shall be communicated in advance by the Board to Crown in writing. Any purported termination of this Agreement by the Board or the Company other than (i) for cause pursuant to this subsection
(b) or (ii) without cause pursuant to subsection (c) below, shall be void and of no force or effect. As used herein, "CAUSE" shall mean conviction of or a plea of guilty or nolo contendere to any criminal violation involving dishonesty, fraud or breach of trust, or any felony which materially adversely affects the Company; provided, however, that an act or omission shall not be deemed to
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constitute cause if it is of such nature that all detriment otherwise resulting to the Company or its subsidiaries and affiliates therefrom can be cured and, to the reasonable satisfaction of the Board, is promptly cured by appropriate action, and Crown causes such action to be taken within ten (10) days following written notice from the Board with respect thereto.

     (c) Termination Without Cause.  The Board may terminate this Agreement
         --------------------------
without cause at any time after the Effective Date, but only following due deliberation with Crown regarding the Board's reason for proposing such termination. Any such termination must be made by a majority of the nonmanagement directors of the Company, and such termination and the effective date thereof shall be communicated to Crown in advance in writing.

     SECTION 3.  Personal Service.  Crown's Services to be provided pursuant to
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this Agreement are personal in nature,
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and no other person shall be engaged in the performance of such Services without the prior written consent of the Company; provided, however, the foregoing shall
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not apply to assistance rendered by accountants, attorneys, secretaries, clerical personnel and other similar services required by Crown in the performance of Services hereunder.

     SECTION 4.  Compensation and Other Benefits.
                 --------------------------------

     (a)  Base Compensation.  For the Services and recommendations rendered by
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Crown as described in this Agreement, the Company shall pay to Crown Twenty Five
Thousand Dollars ($25,000) per month, without demand, payable on the first day of each calendar month during the Term.

     (b)  Additional Compensation.  Additional compensation may be paid to Crown
          ------------------------
in consideration of additional Services and/or the provision of value to the Company and its subsidiaries and affiliates, at the discretion of the Compensation Committee of the Board.

     (c)  Benefits. Throughout the Term, the Company shall provide Crown and his
          ---------
spouse and their dependents with health insurance, hospitalization and other employee benefits comparable to those provided to other senior executives of the Company, as well as the following fringe benefits and services, each to be provided on an uninterrupted and non-reimbursable basis:

          (i) maintenance of a vehicle of Crown's choice to be owned or leased and maintained by the Company for the benefit of Crown at an annual cost to the Company not to exceed $12,000 plus routine vehicle maintenance and operating costs; during the period that such automobile is provided, Company shall include the vehicle on the automobile insurance policy carried from time to time by Company and shall designate Crown as the driver of the automobile and as an additional named insured under the policy;

          (ii) maintenance of a golf membership at Southpointe Golf Club for the benefit of Crown;

          (iii) maintenance of wireless services such as a cellular phone and pager for use by Crown;
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          (iv)   provision of an equipped and furnished office (to be the same office space currently occupied by Crown in his capacity as President and Chief Executive Officer of CCI), so long as Crown serves as Chairman of CCI; and

          (v) provision to Crown of an administrative assistant of his choice to support him in his efforts hereunder.

     (d)  Reimbursement of Expenses. Company shall either pay directly or
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reimburse Crown for all expenses incurred by him in connection with Services provided during the Term (subject to his compliance with Company's normal documentation requirements), including, without limitation, reasonable charter fees for the use of private aircraft.

     (e)  Severance.  Commencing immediately upon the expiration of the Term,
          ----------
unless this Agreement is terminated for cause as provided in Section 2(b), the Company shall pay to Crown a severance benefit of $300,000, without demand, payable in twelve equal monthly installments.

     (f)  Termination by Crown.  In the event that this Agreement is terminated
          ---------------------
by Crown for no reason whatsoever ("VOLUNTARY RESIGNATION") (as specified in writing by Crown to the Board), all compensation and benefits hereunder shall cease effective as of the date of resignation specified in his written notice to the Board. In the event this Agreement is terminated by Crown for any reason other than Voluntary Resignation (as specified in writing by Crown to the Board), Crown shall be entitled to (i) all compensation and severance benefits in accordance with subsections (a), (b), and (e), above, (ii) health insurance and hospitalization benefits for Crown and his spouse and their dependents throughout the Term, and (iii) administrative assistance in accordance with clause (v) of subsection (c), above, for a period of six months after such termination, but the other benefits described in clauses (i) through (iv) of subsection (c), above, shall cease effective upon such termination. Crown's termination of this Agreement for any reason other than Voluntary Resignation shall be conclusively established by his written notification to the Board that such termination is for a reason other than Voluntary Resignation.

     (g)  Termination by Board.  In the event that this Agreement is terminated
          ---------------------
by the Board for cause pursuant to Section 2(b), Crown shall be entitled to his compensation and other benefits up to the effective date of termination.
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In the event that this Agreement is terminated by the Board without cause pursuant to Section 2(c), Crown shall be entitled to (i) all compensation and severance benefits in accordance with subsections (a), (b), and (e) of this
Section 4, (ii) health insurance and hospitalization benefits for Crown and his spouse and their dependents throughout the Term, and (iii) all other benefits described in clauses (i) through (v) of subsection (c) of this Section 4 for a period of six months after such termination.

     SECTION 5.  Obligations.  Crown warrants that he shall render Services
                 ------------
pursuant to this Agreement in a professional manner, and will at all times endeavor to provide to the Company sound and reasonable recommendations in performing such Services. Except as otherwise expressly stated herein, Crown makes no other representation, warranty or covenant with respect to his performance of Services. THE PARTIES ACKNOWLEDGE AND AGREE THAT CROWN'S SERVICES SHALL NOT INCLUDE RESPONSIBILITY FOR MAKING ANY FINAL DECISIONS ON THE COMPANY'S BEHALF. CROWN EXPRESSLY DISCLAIMS ANY LIABILITY ARISING FROM ANY DECISION MADE ON THE BASIS OF CROWN'S SERVICES OR RECOMMENDATIONS INCLUDING, WITHOUT LIMITATION, CONSEQUENTIAL DAMAGES DERIVING THEREFROM. THE COMPANY ACKNOWLEDGES AND AGREES THAT CROWN SHALL NOT BE HELD RESPONSIBLE OR LIABLE FOR THE MAKING OF ANY DECISION BASED ON CROWN'S SERVICES OR RECOMMENDATIONS, AND THE COMPANY HEREBY WAIVES AND RELINQUISHES ANY CAUSE OF ACTION IT OR ANY OF ITS SUBSIDIARIES OR AFFILIATES NOW HAS OR MAY IN THE FUTURE HAVE AGAINST CROWN BASED ON OR RELATING TO ANY SERVICES OR RECOMMENDATIONS RENDERED BY HIM; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT RELIEVE CROWN OF ANY RESPONSIBILITIES OR DUTIES ARISING BY VIRTUE OF HIS SERVICE AS A DIRECTOR OF THE COMPANY OR CCI.

     SECTION 6.  Assignment.  Neither this Agreement nor any interest herein or
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obligation hereunder may be assigned by either of the parties hereto without the express written consent of the other.

     SECTION 7.  Governing Law.  This Agreement shall, other than the conflict
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of laws provisions thereof, be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     SECTION 8.  Successors and Assigns.  Except as otherwise contained herein,
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this Agreement shall be binding upon, and will inure to the benefit of, the successors and permitted assigns of the parties hereto.

     SECTION 9.  Captions.  Section captions used in this Agreement are for
                 ---------
convenience only, and shall not be
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utilized in the construction or interpretation of this Agreement.

     SECTION 10.  Notices.  All notices, requests, demands and other
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communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

               (a)  if to the Board of the Company, to:

                    Crown Castle International Corp.
                    510 Bering, Suite 500
                    Houston, Texas  77057
                    Attention:  Chairman of the Board

with a required copy to:

                    E. Blake Hawk, P.C.
                    Brown, Parker & Leahy, L.L.P.
                    3600 Citicorp Center
                    1200 Smith Street
                    Houston, Texas  77002-4595

               (b)  if to Crown, to:

                    Robert A. Crown
                    6500 Crown Place
                    Nevillewood, Pennsylvania  15142

with a required copy to:

                    Charles J. Queenan, Jr., Esq.
                    Kirkpatrick & Lockhart LLP
                    1500 Oliver Building
                    Pittsburgh, Pennsylvania 15222

     Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

     SECTION 11.  Entire Agreement.  This Agreement sets forth the entire
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agreement and understanding between the parties as to the subject matter hereof, and supersedes all prior discussions between them concerning such matters. This Agreement shall not be subject to change, alteration or amendment other than by an instrument in writing duly executed by the parties hereto.

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


ATTEST:                                 CROWN CASTLE INTERNATIONAL
CORP.


By:_________________________            By:_____________________________
Title:______________________                 Carel Ferenbach
                                             Chairman of the Board of Directors

WITNESS:


_____________________________           _____________________________
                                        Robert A. Crown